Exhibit 23.6







                                                  May   , 1996


Continental Airlines, Inc.
2929 Allen Parkway, Suite 2010
Houston, TX  77019

               Re:  Registration Statement on Form S-4 of
                    Continental Airlines, Inc.

Ladies & Gentlemen:

          We consent to the reference to our name in the text under the heading "Prospectus Summary-Equipment Notes and Aircraft", "Risk Factors-Risk Factors Relating to the Certificates-Appraisals" and "Realizable Value of Aircraft" and "Description of the Aircraft and the Appraisals" of the above-captioned Registration Statement and to the summary contained in the text under such headings of the reports prepared by us with respect to the Aircraft referred to therein.

                                Sincerely yours,


                                BK ASSOCIATES, INC.


                                /s/ John F. Keitz
                                    John F. Keitz
                                Vice President
                                ISTAT Certified Senior Appraiser